                                                                    EXHIBIT 99.1

           ATTRIBUTED FINANCIAL INFORMATION FOR TRACKING STOCK GROUPS

    On May 9, 2006, we completed a restructuring and recapitalization pursuant to which we issued two new tracking stocks, one ("Liberty Interactive Stock") intended to reflect the separate performance of our businesses engaged in video and on-line commerce, including our subsidiaries, QVC, Inc., Provide Commerce, Inc. and BuySeasons, Inc. and our interests in IAC/InterActiveCorp and Expedia, Inc., the second ("Liberty Capital Stock") intended to reflect the separate performance of all of our assets and businesses not attributed to the Interactive Group. Each share of our existing Series A and Series B common stock was exchanged for .25 of a share of the same series of Liberty Interactive Stock and .05 of a share of the same series of Liberty Capital Stock.

    The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the three and nine months ended September 30, 2006 and 2005. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group and the Capital Group, respectively. The financial information is derived from our unaudited financial statements for the nine months ended September 30, 2006 included in this Quarterly Report on Form 10-Q. The attributed financial information presented in the tables has been prepared assuming the restructuring had been completed as of January 1, 2005.

    Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group and the Capital Group, the restructuring does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Liberty Interactive common stock and Liberty Capital common stock are holders of our common stock and continue to be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive Stock and Liberty Capital Stock does not affect the rights of our creditors or creditors of our subsidiaries.

                       SUMMARY ATTRIBUTED FINANCIAL DATA

INTERACTIVE GROUP

Summary balance sheet data:

                                                      SEPTEMBER 30,    DECEMBER 31,
                                                           2006            2005
                                                      --------------   -------------
                                                           AMOUNTS IN MILLIONS
Current assets......................................      $ 2,819          2,716
Cost investments....................................      $ 1,991          2,084
Equity investments..................................      $ 1,341          1,229
Total assets........................................      $19,025         18,338
Long-term debt, including current portion...........      $ 6,337          5,327
Deferred income tax liabilities.....................      $ 3,075          3,104
Attributed net assets...............................      $ 8,078          8,231

Summary operations data:

                                                                 THREE MONTHS           NINE MONTHS
                                                                     ENDED                 ENDED
                                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                2006       2005       2006       2005
                                                              --------   --------   --------   --------
                                                                         AMOUNTS IN MILLIONS
Revenue.....................................................  $ 1,693      1,475      5,016      4,418
Cost of goods sold..........................................   (1,063)      (942)    (3,117)    (2,778)
Operating expenses..........................................     (142)      (129)      (415)      (388)
Selling, general and administrative expenses (1)............     (116)      (109)      (406)      (337)
Depreciation and amortization...............................     (122)      (117)      (367)      (346)
                                                              -------     ------     ------     ------
    Operating income........................................      250        178        711        569
Interest expense............................................     (108)       (93)      (298)      (274)
Other income, net...........................................       25         29         95          5
Income tax expense..........................................      (45)       (39)      (167)      (129)
Minority interests in earnings of subsidiaries..............       (8)        (8)       (26)       (36)
                                                              -------     ------     ------     ------
  Earnings before cumulative effect of accounting change....      114         67        315        135
Cumulative effect of accounting change, net of taxes........       --         --        (87)        --
                                                              -------     ------     ------     ------
    Net earnings............................................  $   114         67        228        135
                                                              =======     ======     ======     ======

------------------------

(1) Includes stock-based compensation of $(7) million and $10 million for the three months ended September 30, 2006 and 2005, respectively; and $37 million and $35 million for the nine months ended September 30, 2006 and 2005, respectively.

                       SUMMARY ATTRIBUTED FINANCIAL DATA

CAPITAL GROUP

Summary balance sheet data:

                                                      SEPTEMBER 30,    DECEMBER 31,
                                                           2006            2005
                                                      --------------   -------------
                                                           AMOUNTS IN MILLIONS
Current assets......................................      $ 3,042          2,580
Cost investments....................................      $18,271         16,413
Total assets........................................      $26,747         23,750
Long-term debt, including current portion...........      $ 2,615          2,423
Deferred income tax liabilities.....................      $ 6,594          5,624
Attributed net assets...............................      $12,308         10,889

Summary operations data:

                                                                 THREE MONTHS           NINE MONTHS
                                                                     ENDED                 ENDED
                                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                2006       2005       2006       2005
                                                              --------   --------   --------   --------
                                                                         AMOUNTS IN MILLIONS
Revenue.....................................................   $ 410        375      1,177      1,092
Operating expenses..........................................    (285)      (270)      (826)      (767)
Selling, general and administrative expenses (1)............     (99)       (59)      (238)      (186)
Depreciation and amortization...............................     (47)       (46)      (135)      (141)
                                                               -----       ----      -----      -----
    Operating loss..........................................     (21)        --        (22)        (2)
Interest expense............................................     (69)       (56)      (187)      (170)
Realized and unrealized gains (losses) on derivative
  instruments, net..........................................     (78)      (346)        74        185
Gain (losses) on dispositions, net..........................      25          1        352       (400)
Other income (expense), net.................................      51        (28)       137         31
Income tax benefit (expense)................................      36        272        (78)       239
Minority interests in losses of subsidiaries................       5          3         13          8
                                                               -----       ----      -----      -----
  Earnings (loss) from continuing operations................     (51)      (154)       289       (109)
Earnings (loss) from discontinued operations, net of
  taxes.....................................................      --         (7)        --         27
Cumulative effect of accounting change, net of taxes........      --         --         (2)        --
                                                               -----       ----      -----      -----
    Net earnings (loss).....................................   $ (51)      (161)       287        (82)
                                                               =====       ====      =====      =====

------------------------

(1) Includes stock-based compensation of $3 million and $5 million for the three months ended September 30, 2006 and 2005, respectively; and $12 million and $(3) million for the nine months ended September 30, 2006 and 2005, respectively.

                           BALANCE SHEET INFORMATION
                               SEPTEMBER 30, 2006

                                                      ATTRIBUTED (NOTE 1)
                                                     ----------------------
                                                     INTERACTIVE   CAPITAL                   CONSOLIDATED
                                                        GROUP       GROUP     ELIMINATIONS     LIBERTY
                                                     -----------   --------   ------------   ------------
                                                                     AMOUNTS IN MILLIONS
ASSETS
Current assets:
  Cash and cash equivalents........................    $   910       1,687           --          2,597
  Trade and other receivables, net.................        747         441           --          1,188
  Inventory, net...................................        905          --           --            905
  Derivative instruments (note 2)..................         16         212           --            228
  Current deferred tax assets......................        183          --         (150)            33
  Other current assets.............................         58         702           --            760
                                                       -------      ------       ------         ------
    Total current assets...........................      2,819       3,042         (150)         5,711
                                                       -------      ------       ------         ------
Investments in available-for-sale securities and
  other cost investments (note 3)..................      1,991      18,271           --         20,262
Long-term derivative instruments (note 2)..........         --       1,306           --          1,306
Investments in affiliates, accounted for using the
  equity method....................................      1,341         484           --          1,825
Property and equipment, net........................        848         422           --          1,270
Goodwill...........................................      5,742       2,054           --          7,796
Trademarks.........................................      2,442          24           --          2,466
Intangible assets subject to amortization, net.....      3,816         220           --          4,036
Other assets, at cost, net of accumulated
  amortization.....................................         26         924           --            950
                                                       -------      ------       ------         ------
    Total assets...................................    $19,025      26,747         (150)        45,622
                                                       =======      ======       ======         ======
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable.................................    $   531          64           --            595
  Accrued liabilities..............................        664         481           --          1,145
  Intergroup payable (receivable)..................        (25)         25           --             --
  Derivative instruments (note 2)..................         --       1,880           --          1,880
  Current portion of debt (note 4).................         15           4           --             19
  Current deferred tax liabilities.................         --         150         (150)            --
  Other current liabilities........................         34         140           --            174
                                                       -------      ------       ------         ------
    Total current liabilities......................      1,219       2,744         (150)         3,813
                                                       -------      ------       ------         ------
Long-term debt (note 4)............................      6,322       2,611           --          8,933
Long-term derivative instruments (note 2)..........         11       1,136           --          1,147
Deferred income tax liabilities (note 7)...........      3,075       6,594           --          9,669
Other liabilities..................................        225       1,161           --          1,386
                                                       -------      ------       ------         ------
    Total liabilities..............................     10,852      14,246         (150)        24,948
Minority interests in equity of subsidiaries.......         95         193           --            288
Equity/Attributed net assets.......................      8,078      12,308                      20,386
                                                       -------      ------       ------         ------
    Total liabilities and equity...................    $19,025      26,747         (150)        45,622
                                                       =======      ======       ======         ======

                      STATEMENT OF OPERATIONS INFORMATION
                     THREE MONTHS ENDED SEPTEMBER 30, 2006

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net sales from electronic retailing.......................    $1,693          --         1,693
  Communications and programming services...................        --         410           410
                                                                ------        ----         -----
                                                                 1,693         410         2,103
                                                                ------        ----         -----
Operating costs and expenses:
  Cost of sales--electronic retailing services..............     1,063          --         1,063
  Operating.................................................       142         285           427
  Selling, general and administrative (including stock-based compensation of $(7) million and $3 million for
    Interactive Group and Capital Group, respectively)
    (notes 5 and 6).........................................       116          99           215
  Depreciation and amortization.............................       122          47           169
                                                                ------        ----         -----
                                                                 1,443         431         1,874
                                                                ------        ----         -----
    Operating income (loss).................................       250         (21)          229
Other income (expense):
  Interest expense..........................................      (108)        (69)         (177)
  Dividend and interest income..............................        10          62            72
  Share of earnings (losses) of affiliates, net.............         8          (5)            3
  Realized and unrealized gains (losses) on financial
    instruments, net........................................         5         (78)          (73)
  Gains on dispositions of assets, net......................        --          25            25
  Nontemporary declines in fair value of investments........        --          (4)           (4)
  Other, net................................................         2          (2)           --
                                                                ------        ----         -----
                                                                   (83)        (71)         (154)
                                                                ------        ----         -----
    Earnings (loss) from continuing operations before income
      taxes and minority interests..........................       167         (92)           75
Income tax benefit (expense) (note 7).......................       (45)         36            (9)
Minority interests in losses (earnings) of subsidiaries.....        (8)          5            (3)
                                                                ------        ----         -----
    Net earnings (loss).....................................    $  114         (51)           63
                                                                ======        ====         =====

                      STATEMENT OF OPERATIONS INFORMATION
                     THREE MONTHS ENDED SEPTEMBER 30, 2005

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net sales from electronic retailing.......................    $1,475          --         1,475
  Communications and programming services...................        --         375           375
                                                                ------        ----         -----
                                                                 1,475         375         1,850
                                                                ------        ----         -----
Operating costs and expenses:
  Cost of sales--electronic retailing services..............       942          --           942
  Operating.................................................       129         270           399
  Selling, general and administrative (including stock-based compensation of $10 million and $5 million for
    Interactive Group and Capital Group, respectively (notes
    5 and 6)................................................       109          59           168
  Depreciation and amortization.............................       117          46           163
                                                                ------        ----         -----
                                                                 1,297         375         1,672
                                                                ------        ----         -----
    Operating income........................................       178          --           178
Other income (expense):
  Interest expense..........................................       (93)        (56)         (149)
  Dividend and interest income..............................        10          46            56
  Share of earnings (losses) of affiliates, net.............         7          (3)            4
  Realized and unrealized gains (losses) on derivative
    instruments, net........................................        14        (346)         (332)
  Gains on dispositions, net................................        --           1             1
  Nontemporary declines in fair value of investments........        --         (68)          (68)
  Other, net................................................        (2)         (3)           (5)
                                                                ------        ----         -----
                                                                   (64)       (429)         (493)
                                                                ------        ----         -----
    Earnings (loss) from continuing operations before income
      taxes and minority interests..........................       114        (429)         (315)
Income tax benefit (expense) (note 7).......................       (39)        272           233
Minority interests in losses (earnings) of subsidiaries.....        (8)          3            (5)
                                                                ------        ----         -----
    Earnings (loss) from continuing operations..............        67        (154)          (87)
Loss from discontinued operations, net of taxes.............        --          (7)           (7)
                                                                ------        ----         -----
    Net earnings (loss).....................................    $   67        (161)          (94)
                                                                ======        ====         =====

                      STATEMENT OF OPERATIONS INFORMATION
                      NINE MONTHS ENDED SEPTEMBER 30, 2006

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net sales from electronic retailing.......................    $5,016          --         5,016
  Communications and programming services...................        --       1,177         1,177
                                                                ------       -----         -----
                                                                 5,016       1,177         6,193
                                                                ------       -----         -----
Operating costs and expenses:
  Cost of sales--electronic retailing services..............     3,117          --         3,117
  Operating.................................................       415         826         1,241
  Selling, general and administrative (including stock-based compensation of $37 million and $12 million for
    Interactive Group and Capital Group, respectively)
    (notes 5 and 6).........................................       406         238           644
  Depreciation and amortization.............................       367         135           502
                                                                ------       -----         -----
                                                                 4,305       1,199         5,504
                                                                ------       -----         -----
    Operating income (loss).................................       711         (22)          689
Other income (expense):
  Interest expense..........................................      (298)       (187)         (485)
  Dividend and interest income..............................        29         140           169
  Share of earnings of affiliates, net......................        29           3            32
  Realized and unrealized gains on financial instruments,
    net.....................................................        22          74            96
  Gains on dispositions of assets, net......................        --         352           352
  Nontemporary declines in fair value of investments........        --          (4)           (4)
  Other, net................................................        15          (2)           13
                                                                ------       -----         -----
                                                                  (203)        376           173
                                                                ------       -----         -----
    Earnings from continuing operations before income taxes
      and minority interests................................       508         354           862
Income tax expense (note 7).................................      (167)        (78)         (245)
Minority interests in losses (earnings) of subsidiaries.....       (26)         13           (13)
                                                                ------       -----         -----
    Earnings from continuing operations.....................       315         289           604
Cumulative effect of accounting change, net of taxes........       (87)         (2)          (89)
                                                                ------       -----         -----
    Net earnings............................................    $  228         287           515
                                                                ======       =====         =====

                      STATEMENT OF OPERATIONS INFORMATION
                      NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net sales from electronic retailing.......................    $4,418          --         4,418
  Communications and programming services...................        --       1,092         1,092
                                                                ------       -----         -----
                                                                 4,418       1,092         5,510
                                                                ------       -----         -----
Operating costs and expenses:
  Cost of sales--electronic retailing services..............     2,778          --         2,778
  Operating.................................................       388         767         1,155
  Selling, general and administrative (including stock-based compensation of $35 million and ($3) million for
    Interactive Group and Capital Group, respectively (notes
    5 and 6)................................................       337         186           523
  Depreciation and amortization.............................       346         141           487
                                                                ------       -----         -----
                                                                 3,849       1,094         4,943
                                                                ------       -----         -----
    Operating income (loss).................................       569          (2)          567
Other income (expense):
  Interest expense..........................................      (274)       (170)         (444)
  Dividend and interest income..............................        28          93           121
  Share of earnings of affiliates, net......................         5          10            15
  Realized and unrealized gains (losses) on derivative
    instruments, net........................................       (37)        185           148
  Gains (losses) on dispositions, net.......................        40        (400)         (360)
  Nontemporary declines in fair value of investments........        --         (68)          (68)
  Other, net................................................       (31)         (4)          (35)
                                                                ------       -----         -----
                                                                  (269)       (354)         (623)
                                                                ------       -----         -----
    Earnings (loss) from continuing operations before income
      taxes and minority interests..........................       300        (356)          (56)
Income tax benefit (expense) (note 7).......................      (129)        239           110
Minority interests in losses (earnings) of subsidiaries.....       (36)          8           (28)
                                                                ------       -----         -----
    Earnings (loss) from continuing operations..............       135        (109)           26
Earnings from discontinued operations, net of taxes.........        --          27            27
                                                                ------       -----         -----
    Net earnings (loss).....................................    $  135         (82)           53
                                                                ======       =====         =====

                      STATEMENT OF CASH FLOWS INFORMATION
                      NINE MONTHS ENDED SEPTEMBER 30, 2006

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Cash flows from operating activities:
  Net earnings..............................................    $  228         287           515
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Cumulative effect of accounting change..................        87           2            89
    Depreciation and amortization...........................       367         135           502
    Stock-based compensation................................        37          12            49
    Payments of stock-based compensation....................      (105)         (4)         (109)
    Noncash interest expense................................         3          78            81
    Share of earnings of affiliates, net....................       (29)         (3)          (32)
    Realized and unrealized gains on financial instruments,
      net...................................................       (22)        (74)          (96)
    Gains on disposition of assets, net.....................        --        (352)         (352)
    Nontemporary declines in fair value of investments......        --           4             4
    Minority interests in earnings (losses) of
      subsidiaries..........................................        26         (13)           13
    Deferred income tax expense (benefit)...................      (112)         13           (99)
    Other noncash charges (credits), net....................       (13)         44            31
    Changes in operating assets and liabilities, net of the
      effects of acquisitions:
      Current assets........................................       (66)       (149)         (215)
      Payables and other current liabilities................      (164)        430           266
                                                                ------       -----        ------
        Net cash provided by operating activities...........       237         410           647
                                                                ------       -----        ------
Cash flows from investing activities:
  Cash proceeds from dispositions...........................        --         925           925
  Net proceeds from settlement of derivatives...............        --         330           330
  Cash paid for acquisitions, net of cash acquired..........      (436)       (430)         (866)
  Capital expended for property and equipment...............      (170)        (64)         (234)
  Net sales (purchases) of short term investments...........        23         (11)           12
  Investments in and loans to cost and equity investees.....        (5)       (173)         (178)
  Repurchases of subsidiary common stock....................      (314)         (3)         (317)
  Other investing activities, net...........................        (9)         67            58
                                                                ------       -----        ------
        Net cash provided (used) by investing activities....      (911)        641          (270)
                                                                ------       -----        ------
Cash flows from financing activities:
  Borrowings of debt........................................     2,376           1         2,377
  Repayments of debt........................................    (1,381)         (2)       (1,383)
  Repurchases of Liberty common stock.......................      (731)         --          (731)
  Intergroup cash transfers, net............................       293        (293)           --
  Other financing activities, net...........................        71         (71)           --
                                                                ------       -----        ------
        Net cash provided (used) by financing activities....       628        (365)          263
                                                                ------       -----        ------
Effect of foreign currency rates on cash....................        11          --            11
                                                                ------       -----        ------
        Net increase (decrease) in cash and cash
          equivalents.......................................       (35)        686           651
        Cash and cash equivalents at beginning of period....       945       1,001         1,946
                                                                ------       -----        ------
        Cash and cash equivalents at end period.............    $  910       1,687         2,597
                                                                ======       =====        ======

                      STATEMENT OF CASH FLOWS INFORMATION
                      NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Cash flows from operating activities:
  Net earnings (loss).......................................    $   135        (82)           53
  Adjustments to reconcile net earnings (loss) to net cash
    provided by operating activities:
    Earnings from discontinued operations...................         --        (27)          (27)
    Depreciation and amortization...........................        346        141           487
    Stock compensation......................................         35         (3)           32
    Payments of stock compensation..........................         --        (96)          (96)
    Noncash interest expense................................          2         73            75
    Share of earnings of affiliates, net....................         (5)       (10)          (15)
    Realized and unrealized losses (gains) on derivative
      instruments, net......................................         37       (185)         (148)
    Losses (gains) on disposition of assets, net............        (40)       400           360
    Nontemporary declines in fair value of investments......         --         68            68
    Minority interests in earnings (losses) of
      subsidiaries..........................................         36         (8)           28
    Deferred income tax benefit.............................       (133)      (171)         (304)
    Other noncash charges, net..............................         32         54            86
    Changes in operating assets and liabilities, net of the
      effect of acquisitions and dispositions:
      Current assets........................................         (3)      (104)         (107)
      Payables and other current liabilities................         (9)       112           103
                                                                -------       ----        ------
        Net cash provided by operating activities...........        433        162           595
                                                                -------       ----        ------
Cash flows from investing activities:
  Cash proceeds from dispositions...........................         --         54            54
  Premium proceeds from origination of derivatives..........         --        437           437
  Net proceeds from settlement of derivatives...............         --        318           318
  Cash paid for acquisitions, net of cash acquired..........         --         (5)           (5)
  Capital expended for property and equipment...............        (93)       (65)         (158)
  Net purchases of short term investments...................         --        (73)          (73)
  Repurchases of subsidiary common stock....................        (52)       (10)          (62)
  Other investing activities, net...........................         (3)        (4)           (7)
                                                                -------       ----        ------
        Net cash provided (used) by investing activities....       (148)       652           504
                                                                -------       ----        ------
Cash flows from financing activities:
  Borrowings of debt........................................        800         61           861
  Repayments of debt........................................     (1,399)       (60)       (1,459)
  Intergroup cash transfers, net............................        463       (463)           --
  Other financing activities, net...........................        (10)        72            62
                                                                -------       ----        ------
        Net cash used by financing activities...............       (146)      (390)         (536)
                                                                -------       ----        ------
Effect of foreign currency rates on cash....................        (35)        --           (35)
                                                                -------       ----        ------
Net cash provided to discontinued operations:
  Cash provided by operating activities.....................         --         31            31
  Cash used by investing activities.........................         --        (47)          (47)
  Cash provided by financing activities.....................         --         --            --
  Change in available cash held by discontinued
    operations..............................................         --       (190)         (190)
                                                                -------       ----        ------
        Net cash provided to discontinued operations........         --       (206)         (206)
                                                                -------       ----        ------
          Net increase in cash and cash equivalents.........        104        218           322
          Cash and cash equivalents at beginning of
            period..........................................        855        532         1,387
                                                                -------       ----        ------
          Cash and cash equivalents at end of period........    $   959        750         1,709
                                                                =======       ====        ======

                   NOTES TO ATTRIBUTED FINANCIAL INFORMATION

    (1) The assets attributed to our Interactive Group as of September 30, 2006 include our 100% interests in QVC, Inc., Provide Commerce, Inc. and
BuySeasons, Inc., our approximate 22% interest in IAC/InterActiveCorp and our approximate 20% interests in GSI Commerce, Inc. and Expedia, which we account for as equity affiliates. Accordingly, the accompanying attributed financial information for the Interactive Group includes our investments in IAC/InterActiveCorp, Expedia and GSI, as well as the assets, liabilities, revenue, expenses and cash flows of QVC, Provide and BuySeasons. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group and the Capital Group are described in note 4 below. In addition, we have allocated certain corporate general and administrative expenses between the Interactive Group and the Capital Group as described in note 5 below.

    The Interactive Group will focus on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

    The Capital Group consists of all of our businesses not included in the Interactive Group, including our consolidated subsidiaries Starz Entertainment, LLC, FUN Technologies, Inc., TruePosition, Inc., Starz Media, LLC, On Command Corporation and OpenTV Corp. and our cost and equity investments in GSN, LLC, WildBlue Communications, Inc. and others. Accordingly, the accompanying attributed financial information for the Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Interactive Group. See note 4 below for the debt obligations attributed to the Capital Group.

    Any businesses that we may acquire in the future that are not attributed to the Interactive Group will be attributed to the Capital Group.

    While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to transfer assets or businesses from one group to the other, such transfer would be made on a fair value basis and would be accounted for as a short-term loan unless our board of directors determines to account for it as a long-term loan or through an inter-group interest.

    (2) Derivative instruments attributed to the Interactive Group are comprised of total return bond swaps and interest rate swaps that are related to the parent company debt attributed to the Interactive Group.

    (3) The carrying value and unrealized holding gains as of September 30, 2006 of cost investments attributed to the Interactive Group are presented below:

                                                                      UNREALIZED
                                                           CARRYING    HOLDING
                                                            VALUE       GAINS
                                                           --------   ----------
                                                            AMOUNTS IN MILLIONS
IAC/InterActiveCorp......................................   $1,991        426
                                                            ======        ===

                   NOTES TO ATTRIBUTED FINANCIAL INFORMATION

    (4) Debt attributed to the Interactive Group and the Capital Group is comprised of the following:

                                                            SEPTEMBER 30, 2006
                                                          ----------------------
                                                          OUTSTANDING   CARRYING
                                                           PRINCIPAL     VALUE
                                                          -----------   --------
                                                           AMOUNTS IN MILLIONS
Interactive Group
  7.875% Senior Notes due 2009..........................    $   670        667
  7.75% Senior Notes due 2009...........................        234        234
  5.7% Senior Notes due 2013............................        802        800
  8.5% Senior Debentures due 2029.......................        500        495
  8.25% Senior Debentures due 2030......................        902        895
  QVC bank credit facility..............................      3,175      3,175
  Other subsidiary debt.................................         71         71
                                                            -------      -----
    Total Interactive Group debt........................      6,354      6,337
                                                            -------      -----
Capital Group
  4% Senior Exchangeable Debentures due 2029............        869        254
  3.75% Senior Exchangeable Debentures due 2030.........        810        233
  3.5% Senior Exchangeable Debentures due 2031..........        600        237
  3.25% Senior Exchangeable Debentures due 2031.........        551        118
  0.75% Senior Exchangeable Debentures due 2023.........      1,750      1,615
  Subsidiary debt.......................................        158        158
                                                            -------      -----
    Total Capital Group debt............................      4,738      2,615
                                                            -------      -----
Total debt..............................................    $11,092      8,952
                                                            =======      =====

    (5) Cash compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the estimated percentage of time spent providing services for each group. Stock-based compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the compensation derived from the equity awards for the respective tracking stock. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Capital Group to the Interactive Group for the nine months ended September 30, 2006 and 2005 were $10 million and $3 million, respectively. While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

    (6) Prior to January 1, 2006, we accounted for compensation expense related to stock options and stock appreciation rights pursuant to the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB Opinion No. 25"). Compensation was recognized based upon the percentage of the options that were vested and the difference between the market price of the underlying common stock and the exercise price of the options at the balance sheet date. The following tables for the three and nine months ended September 30, 2005 illustrate the effect on earnings from continuing operations if we had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," ("Statement 123") to our options. Compensation expense for SARs and options

                   NOTES TO ATTRIBUTED FINANCIAL INFORMATION

with tandem SARs is the same under APB Opinion No. 25 and Statement 123. Accordingly, no pro forma adjustment for such awards is included in the following table.

                                                      THREE MONTHS     NINE MONTHS
                                                         ENDED            ENDED
                                                     SEPTEMBER 30,    SEPTEMBER 30,
                                                          2005             2005
                                                     --------------   --------------
                                                           AMOUNTS IN MILLIONS
Interactive Group
  Earnings from continuing operations, as
    reported.......................................        $  67            135
    Add stock-based compensation as determined
      under the intrinsic value method, net of
      taxes........................................           --              1
    Deduct stock-based compensation as determined
      under the fair value method, net of taxes....          (11)           (18)
                                                           -----           ----
  Pro forma earnings from continuing operations....        $  56            118
                                                           =====           ====
Capital Group
  Loss from continuing operations, as reported.....        $(154)          (109)
    Add stock-based compensation as determined
      under the intrinsic value method, net of
      taxes........................................            1              2
    Deduct stock-based compensation as determined
      under the fair value method, net of taxes....          (18)           (28)
                                                           -----           ----
  Pro forma loss from continuing operations........        $(171)          (135)
                                                           =====           ====

    (7) We have accounted for income taxes for the Interactive Group and the Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

    (8) The Liberty Interactive Stock and the Liberty Capital Stock have voting and conversion rights under our amended charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if issued, will be entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive Stock or the approval of the holders of only Series A and Series B Liberty Capital Stock.

    At the option of the holder, each share of Series B common stock is convertible into one share of Series A common stock of the same group. At the discretion of our board, Liberty Interactive Stock may be converted into Liberty Capital Stock at any time following the first anniversary of the restructuring. In addition, following certain group dispositions and subject to certain limitations, Liberty Capital Stock may be converted into Liberty Interactive Stock, and Liberty Interactive Stock may be converted into Liberty Capital Stock.